COUNTERPART  NO. ___ OF 4 SERIALLY  NUMBERED,  MANUALLY  EXECUTED  COUNTERPARTS.
TO THE EXTENT THAT THIS  DOCUMENT  CONSTITUTES  CHATTEL  PAPER UNDER THE UNIFORM
COMMERCIAL CODE IN EFFECT IN ANY APPLICABLE  JURISDICTION,  NO SECURITY INTEREST
IN THIS  DOCUMENT  MAY BE CREATED  THROUGH THE TRANSFER  AND  POSSESSION  OF ANY
COUNTERPART OTHER THAN COUNTERPART NO. 1.

                  AMENDMENT NO. 2 TO AIRCRAFT LEASE AGREEMENT
                          (BOEING 737-200A MSN 23004)

                  THIS AMENDMENT  NO. 2 TO AIRCRAFT LEASE AGREEMENT (this
Amendment) is dated as of February 14, 2002, and made by and between WELLS
FARGO BANK NORTHWEST, N.A. (formerly First Security Bank, National
Association), not in its individual capacity but solely as owner trustee, as lessor (Lessor) and FRONTIER AIRLINES, INC., as lessee (Lessee), and, solely with respect to Section 5 below, TRITON AVIATION FINANCE (Triton).
Capitalized terms not defined herein are used as defined in the Lease (as defined below).

                                    RECITALS

A.       Pursuant to that certain Aircraft Lease Agreement dated as of
February 26, 1999, as supplemented by Lease Supplement No. 1, dated November
19, 1999 and amended by Amendment No. 1 to Aircraft Lease Agreement dated as of August 22, 2000 (the Lease), Lessor leased to Lessee one Boeing Model
737-200A aircraft bearing manufacturer's serial number 23004 (as more particularly described in the Lease, the Aircraft);  and

B.       Lessee and Lessor have agreed to shorten the Term of the Lease and to amend certain provisions relating to the return of the Aircraft at the end of the Term, subject to the terms and conditions contained herein;

                  NOW, THEREFORE, in consideration of the premises and other good and sufficient consideration, Lessee and Lessor agree as follows:

1.       Expiration Date.  The definition of Expiration Date in Exhibit A to the Lease is hereby deleted in its entirety and replaced with the following:

                  Expiration Date. shall mean January 31, 2003.

2.       Engine Return Condition.    Exhibit C to the Lease is hereby amended
as follows:

(a)      Paragraph C(6) is amended by deleting everything after the word manual in the last sentence thereof.

(b)      Paragraph D(2) is deleted in its entirety and replaced with the following:

(2)      The Engines shall be returned with either (i) no fewer than 3,000 cycles remaining per Engine, or (ii) no fewer
                       than 9,000 cycles remaining for both Engines
                       in the aggregate.

         (c)  Except as specifically amended by this Section 2,
Exhibit C remains in full force and effect and has not otherwise been amended or modified.

3.       Engine Maintenance and Overhaul.  In the event that an Engine
Overhaul is required in order to cause an Engine to comply with the terms of the Lease, including, without limitation, the applicable requirements of the
FAA, Lessee will make a good faith effort to minimize the cost of any work for which Lessee is entitled to reimbursement from the reserve account established for such Engine pursuant to Section 4(b) of the Lease.  Lessee will consult with Lessor regarding the scope of such work, and, unless Lessor and Lessee agree in writing that additional work should be performed, will perform or cause to be performed only such work as is required, in Lessee's reasonable judgment, in order to cause such Engine to comply with the terms of the Lease for the remainder of the Term.  Without limiting the foregoing, if an Engine
Overhaul would be required in order to meet any of the requirements set forth in Exhibit C to the Lease upon the Return Occasion, then, notwithstanding any other provision of the Lease to the contrary, Lessee will be entitled to perform such Engine Overhaul, and will be entitled to reimbursement for the actual out-of-pocket costs incurred by it, to the same extent as during the
Term; provided that,  Lessee and Lessor will consult and agree as to the necessity and/or scope of any such Engine Overhaul.

4.       Lump Sum Payment.  In consideration of the foregoing, Lessee agrees to pay to Lessor (a) on the date hereof, an amount equal to $*, and (b) upon the Return Occasion, provided that no Casualty Occurrence has occurred, an amount equal to $*;  provided further that, notwithstanding Section 4(b) of the Lease, Lessee will be entitled to a credit against the amount payable pursuant to this clause (b) in an amount equal to * of the amount remaining in the reserve accounts for each of the Engines on the Return Occasion (after taking into account any claims pending on such date  and claims, if any, to be submitted after such date, as agreed by Lessee and Lessor in accordance with
Paragraph 3 above).

5.        Representation and Warranty.  Triton hereby represents and warrants to Lessee that the execution, delivery and performance of this Amendment by
Lessor does not conflict with, or result in any breach of, or constitute a default (or event which with the giving of notice, or lapse of time, or both, would become a default) under any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which Lessor or Triton or any of affiliate of Triton is a party.

6.        Effectiveness of  Lease.  Except as specifically amended by this
Amendment, the Lease remains in full force and effect and has not been amended or modified.

7.       Counterparts.  This Amendment may be executed by the parties in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

8.       Governing Law.  This Amendment shall in all respects be governed by, and construed in accordance with, the laws of the State of California.

9.       Expenses.  Each party shall pay its own costs and expenses in connection with the preparation, execution and delivery of this Amendment.

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                  IN WITNESS WHEREOF,  Lessor, Lessee and Triton have caused this Amendment to be duly executed as of the date and year first above written.

                                         WELLS FARGO BANK
                                         NORTHWEST,
                                         Not in its individual capacity
                                         but solely as Owner Trustee

                                     By: _______________________________
                                          Name:
                                          Title:
                                          TRITON AVIATION FINANCE

                                     By:________________________________
                                        Name:
                                        Title:
                                        FRONTIER AIRLINES, INC.
                                        Lessee

                                      By:_______________________________
                                         Name:
                                         Title:
                                         Acknowledged:
                                         TRITON AVIATION SERVICES LIMITED
                                         Servicer

                                     By: __________________________________
                                         Name:
                                         Title: